UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2010

SOY ENERGY, LLC

(Exact Name of Registrant as Specified in Charter)

Iowa	000-53112	20-4026473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 N. MAIN STREET P. O. BOX 663 MARCUS, IOWA		51035
(Address of principal executive offices)		(Zip Code)

(712) 376-2081

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

First Amendment to Asset Purchase Agreement

On April 2, 2010, Soy Energy, LLC, an Iowa limited liability company (“we” or “us”) entered into an Asset Purchase Agreement with OSM-REO FF, LLC, a Minnesota limited liability company (“OSM”).  OSM was previously assigned certain assets related to the biodiesel production facility of Freedom Fuels, LLC, an Iowa limited liability company (“Freedom Fuels”).  Under the Asset Purchase Agreement, Soy will pay OSM $10,000,000 to acquire the biodiesel production facility and related assets (the “Transaction”).  The assets are being transferred to Soy “as-is.”  However, the purchase price may be reduced up to $250,000 for expenses incurred by Soy to make certain specified repairs.  The Asset Purchase Agreement provides that we will not assume liabilities of Freedom Fuels or OSM, with the exception of certain taxes, certain liabilities under contracts we assume, and obligations under existing confidentiality agreements.

On August 13, 2010, we entered into an Amendment to the Asset Purchase Agreement with OSM (the “Amendment”).  The purpose of the Amendment is to modify the definition of Closing Deadline to extend such date to September 27, 2010.

Biodiesel Marketing Agreement

On August 12, 2010, we entered into a biodiesel marketing agreement with RPMG, INC., a Minnesota corporation (“RPMG”) (the “Marketing Agreement”).  Pursuant to the terms of the Marketing Agreement, we agreed that RPMG will market all of the biodiesel we may produce at the Mason City biodiesel production facility during the term of the marketing Agreement, subject to our right to enter into tolling arrangements that will not be subject to the Marketing Agreement.  If we have not commenced operations at the Mason City biodiesel production facility on or before July 15, 2011, then either party may terminate the Marketing Agreement upon twenty-one (21) days written notice to the other party.

RPMG will be responsible for and shall bear the risk of loss of all biodiesel marketed for us from the time the biodiesel crosses the loading flange at the Mason City biodiesel facility and the common carrier or customer accepts for loading the biodiesel at the Mason City biodiesel facility in either a railcar, tank truck or other transport vehicle.

We will provide RPMG with production estimates and if we are unable to deliver this estimated monthly biodiesel production and if as a consequence of the non-delivery and in order to meet its sale obligation to third parties, RPMG is required to purchase biodiesel, RPMG may purchase biodiesel in the marketplace to meet its delivery obligations on such terms and conditions as it deems appropriate in its sole discretion, provided that RPMG shall utilize commercially reasonable efforts to make any such open market purchases at the lowest available price.  If RPMG as a result thereof incurs financial loss, we will reimburse RPMG for any such loss net of any gains.

The Marketing Agreement requires RPMG to use commercially reasonable efforts to obtain the best price for all biodiesel sold under the Marketing Agreement and RPMG shall have the complete discretion to fix the price, terms and conditions of the biodiesel sales.  In exchange for its sales and marketing services, RPMG shall earn a monthly marketing fee. On a monthly basis, RPMG shall calculate an estimate of the gross price for the biodiesel for which RPMG is responsible under the Marketing Agreement to be shipped for the succeeding month, less the estimated distribution expenses (which is the out-of-pocket costs for expenditure obligations to third parties incurred by RPMG in marketing our biodiesel) applicable to said biodiesel, divided by the estimated gallons of biodiesel to be shipped for the succeeding month (the “Net Sales Price Per Gallon”).

RPMG on a weekly basis will pay 90% of the Net Sales Price Per Gallon multiplied by the number of gallons of biodiesel delivered by us to RPMG for the week, on an average net 10-day basis (e.g. payment on Wednesday shall be for biodiesel delivered during the seven-day period ending on the previous Wednesday).  The remaining balance owed, if any, based on actual gross sales less actual distribution expense and less the marketing fee shall be paid within 15 days after the end of each month.

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Following the initial term of the Marketing Agreement, the Marketing Agreement shall automatically renew for successive terms, unless either party gives written notice of non-renewal to the other party not less than one hundred eighty (180) days before the end of the then current term.  In addition, either party may terminate the Marketing Agreement upon written notice to the other party if the other party breaches the Marketing Agreement and fails to cure the breach within thirty (30) days after receipt of written notice of such breach or if the other party becomes insolvent, files or has filed against it a petition in bankruptcy that is not dismissed within thirty (30) days, or has a receiver appointed over its assets.

Construction and Design Agreement

The Company entered into a Construction and Design Agreement (the “Construction Agreement”) with Ball Industrial Services, LLC and Ball Construction Services, LLC (collectively, “Ball”) effective August 11, 2010. Under the Construction Agreement, Ball will provide design, engineering, procurement, testing, training, and construction services and labor, materials, supplies and equipment for modifications to the Mason City biodiesel production facility (the “Plant”) to allow the Plant to produce biodiesel using multiple feedstocks. However, if the Company does not close on its proposed purchase of the Plant, or if the Company does not obtain a full financing commitment within 45 days of signing the Construction Agreement, the Construction Agreement will terminate.

Ball will begin detailed engineering of the Plant modifications when the Company provides Ball an unrestricted notice to proceed, once the Company has consummated the Plant acquisition and closed on financing. Ball must achieve substantial completion of the modifications no later than 270 days after the notice to proceed. Ball will pay the Company liquidated damages of $5,500 for each day that substantial completion extends beyond 45 days after the scheduled substantial completion date. However, liquidated damages for such delay shall not exceed $350,000.

In exchange for the Plant modifications, the Company will pay Ball the cost of the work (including a project management fee of $350,000), up to a guaranteed maximum price of $8,350,000. If the final cost of the work is less than the guaranteed maximum price, the Company and Ball will divide the difference. Sales, use and similar taxes are excluded from the guaranteed maximum price and will be billed to the Company separately. The Company is also required to start and operate the Plant using crude soybean oil and must clean and purge the Plant.

Adjustments to the scheduled substantial completion date or guaranteed maximum price must be specified in written change orders signed by Ball and the Company. The Construction Agreement contemplates the possibility of proposed change orders due to certain delays and expenses, including those related to concealed conditions, emergencies, hazardous materials, changes ordered in the Work, labor disputes, unusual transportation delays, labor shortages or unavailability, government acts, and other causes beyond Ball's control. Moreover, if Ball does not achieve substantial completion solely due to the Company’s failure to successfully re-commission the Plant, there will be a one-day extension to the scheduled substantial completion date for each day of such delay.

Ball guarantees that all of the work will be new (unless otherwise approved by the Company), of good quality, in conformance with the Construction Agreement and all legal requirements, and free of defects in materials and workmanship. For one year from substantial completion, Ball will correct any work that does not conform to the requirements of the Construction Agreement. If the Plant fails to perform due to defective work, the one-year period will be extended one day for each day that the Plant is not operating due to the defective work. The Construction Agreement states that Ball will not be liable to the Company for any special, punitive, incidental, indirect or consequential damages arising from the breach of any warranty.

Ball is required to purchase and maintain insurance coverage as set forth in the Construction Agreement. In addition, Ball must deliver a $6,700,000 performance bond securing Ball’s obligations to complete the work and a $6,700,000 payment bond securing Ball’s obligations to pay its subcontractors, vendors and suppliers.

Ball will provide two months of on-site operational support for the Company’s personnel after successful completion of the performance tests; on-site Plant inspections in the third, sixth, ninth, and twelfth months following substantial completion; and, for one year from substantial completion, up to 200 hours of off-site technical and operating procedure support.

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The Company may terminate the Construction Agreement without cause upon seven days’ written notice to Ball. In such case, the Company must pay Ball the cost of the work to the termination (including a pro rata portion of the project management fee), to the extent the Company has not already paid such amounts. The Company must also pay Ball for equipment the Company retains and for certain costs of assignment or termination of subcontracts.

The Company may also terminate the Construction Agreement upon seven days’ written notice if Ball commits certain breaches or defaults. In such case, the Company may take possession of the project site and all materials, equipment and documents and finish the work. Ball will not receive any further payments until the work is finally completed. If the Company’s cost and expense of completing the work exceeds the unpaid balance of the cost of the work, then Ball must pay the difference to the Company. However, if the Company’s cost and expense of completing the work is less than the unpaid balance of the cost of the work, the Company must pay Ball any amounts remaining unpaid that were accrued before the termination, without regard for Ball’s project management fee.

Unless such event is cured within 10 days’ written notice, Ball may terminate the Construction Agreement if the work is stopped for 45 consecutive days due to: the issuance of an order of a court or other public authority; an act of government; the Company’s  nonpayment; repeated suspensions; delays or interruptions of the entire work by the Company that constitute in the aggregate more than 75 percent of the total number of days scheduled for completion, or 120 days in any 365-day period, whichever is less; or the Company’s repeated failure to fulfill its obligations.  In the event of such termination, Ball can recover from the Company payment, plus any costs actually incurred due to such termination and damages. Additionally, Ball may stop work for the Company’s failure to pay amounts when due, if the Company fails to cure or reasonably commence to cure such nonpayment within 10 days of notice from Ball.

If either party institutes or has instituted against it a case under the United States Bankruptcy Code, the bankrupt party must furnish adequate assurance of its ability to perform all future obligations and must also file an appropriate action within the bankruptcy court to seek assumption or rejection of the Construction Agreement within sixty (60) days of the institution of the bankruptcy filing.

Each party agrees to indemnify, defend and hold harmless the other party from and against losses, costs, damages, injuries, liabilities, claims, demands, penalties, interest and causes of action to the extent resulting from such party’s or its agents’ negligent or wrongful acts or omissions.

The parties shall submit any disagreements to non-binding mediation. Claims not resolved by mediation are subject to arbitration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOY ENERGY, LLC

September 2, 2010	/s/ Charles Sand
Date	Charles Sand, President

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